Price Waterhouse




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus and the Statement of Additional Information constituting parts of this Registration Statement on Form N-14 of our report dated February 19, 1997, relating to the financial statements and financial highlights appearing in the December 31, 1996 Annual Report to Shareholders of Scudder Institutional Fund, Inc.


Price Waterhouse LLP
1177 Avenue of the Americas
New York, New York
August 25, 1997